Exhibit 99.1

Press Release Dated October 20, 2008

PHAZAR CORP ANNOUNCES REDEMPTION ON $1.6 MILLION OF THE COMPANY’S LONG TERM MARKETABLE SECURITIES

PHAZAR CORP, (Nasdaq: ANTP) announced today, that on October 16, 2008, the Massachusetts Education Financing Authority (“MEFA”) redeemed $1.6 million of the Company’s long term marketable securities and paid interest due of approximately $36,000.  Funding was received on October 17, 2008, with $1 million used to pay off the prior advance from UBS Financial Services, Inc. (“UBS”) taken in the form of a margin loan collateralized by the long term marketable securities.

The Company continues to hold $1.05 million of auction rate securities issued by the Massachusetts Educational Financing Authority and anticipates being able to sell its auction rate securities back to UBS at par during the timeframe, January 1, 2009 through January 11, 2011 per the “Auction Rate Securities Summary of Settlement Terms” provided by UBS.

The arbitration claim filed against UBS Financial Services, Inc. with the Financial Industry Regulatory Authority, Inc. and the injunctive action filed against UBS in the 348th Judicial District Court of Tarrant County, Texas are still in place.